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                                                                EXHIBIT 23.3


        CONSENT OF BIGELOW & COMPANY, CPA, P.C., INDEPENDENT AUDITORS


We consent to the reference to our firm in the caption "Experts" and to the inclusion of our reports dated July 19, 1996 and January 23, 1997, with respect to the financial statements on Turf Speciality, Inc., as a subsidiary of Eco Soil Systems, Inc., which financial statements are included in Amendment No. 1 to the Registration Statement on Form SB-2 and related Prospectus of Eco Soil Systems, Inc., for the registration of its common stock.


                                              BIGELOW & COMPANY
                                              Certified Public Accountants, P.C.

                                              By:

                                              /s/ MARIE McKAY
                                              ---------------------------
                                              Marie C. McKay
                                              Certified Public Accountant

Manchester, New Hampshire
November 20, 1997